UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 4, 2021

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8176 Park Lane Dallas, Texas		75231
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +214-445-9600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	KOS	New York Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Thomas P. Chambers, our former Senior Vice President and Chief Financial Officer, retired from the Company on December 31, 2020. Mr. Chambers ceased serving as the Company’s Senior Vice President and Chief Financial Officer, effective May 11, 2020 and, since that time, Mr. Chambers has served as Senior Advisor to the Company’s Chairman and Chief Executive Officer, working on strategic projects and helping to ensure an orderly transition of his duties to Neal D. Shah, our current Senior Vice President and Chief Financial Officer.

In connection with his retirement, and in accordance with the Company’s existing executive retirement guidelines previously approved by the Compensation Committee of the Company’s Board of Directors, the Company entered into a transition agreement with Mr. Chambers on January 4, 2021, pursuant to which equity incentive awards held by Mr. Chambers under the Company’s Long Term Incentive Plan that have been outstanding for at least one year from the applicable grant date will be settled in accordance with their existing schedule, and any such equity awards that are subject to performance-based vesting conditions will vest only to the extent the applicable performance goals are achieved. In consideration for Mr. Chambers’ extended transition period and his additional responsibilities and contributions in supporting the Company through the impact of the COVID-19 pandemic during such period, consistent with our executive retirement guidelines, Mr. Chambers will receive a one-time cash payment of $410,483.

The above-described transition benefits are subject to Mr. Chambers’ execution and non-revocation of a release of claims, as well as compliance with certain restrictive covenants, including perpetual confidentiality restrictions and non-competition and employee non-solicitation/no-hire restrictions through the one-year anniversary of the final settlement date of Mr. Chamber’s eligible equity awards (as described above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                January 8, 2021

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary